AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ____________, 2003
                                                      REGISTRATION NO. 333______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 _______________

                          VAPOR FUEL TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       NEVADA                     86-0972560
             (STATE OR OTHER JURISDICTION OF    (IRS EMPLOYER
             INCORPORATION OR ORGANIZATION)  IDENTIFICATION NUMBER)

                              25023 S. BEESON ROAD
                            BEAVERCREEK, OREGON 97004
                                 (503) 632-1570
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)
                                 _______________

                                 C. THOMAS DAVIS
                          VAPOR FUEL TECHNOLOGIES, INC.
                              25023 S. BEESON ROAD
                            BEAVERCREEK, OREGON 97004
                                 (503) 632-1570
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
              INCLUDING AREA CODE, OF AGENT FOR SERVICE OF SERVICE)
                                 _______________

                                 WITH COPIES TO:

                        CHRISTIAN J. HOFFMANN, III, ESQ.
                        QUARLES & BRADY STREICH LANG LLP
                             ONE RENAISSANCE SQUARE
                            TWO NORTH CENTRAL AVENUE
                             PHOENIX, ARIZONA 85004
                                 _______________

APPROXIMATE  DATE OF  COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO PUBLIC:
From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the Selling Shareholders.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                                 _______________

                         CALCULATION OF REGISTRATION FEE

----------------------------------- ------------------ ----------------------- ---------------------------- ------------------
 TITLE OF EACH CLASS OF SECURITY      AMOUNT TO BE        PROPOSED MAXIMUM     PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
         TO BE REGISTERED              REGISTERED        OFFERING PRICE (1)        OFFERING PRICE (1)       REGISTRATION FEE
----------------------------------- ------------------ ----------------------- ---------------------------- ------------------
Common stock, $.005 par value            200,000               $4.00                    $800,000                   $92
----------------------------------- ------------------ ----------------------- ---------------------------- ------------------

(1) Estimated for purpose of calculating registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                          VAPOR FUEL TECHNOLOGIES, INC.

                         200,000 SHARES OF COMMON STOCK


         This Prospectus covers the sale of 200,000 shares (the "Shares") of common stock, $.005 par value (the "Common Stock"), of Vapor Fuel Technologies, Inc., a Nevada corporation (the "Company"), offered by certain selling shareholders (the "Selling Shareholders"). The Shares of the Selling Shareholders were acquired in the original incorporation of the Company. The Company will not receive any of the proceeds from the sale of any of the Shares registered in this offering. See "Selling Shareholders."

         The Selling Shareholders may offer the Shares from time to time in one or more transactions in any public market that develops, if any, at market prices prevailing at the time of the sale, at prices relating to such prevailing market prices, or at negotiated prices, without payment of any underwriting discounts or commissions, except for usual or customary selling commissions paid to brokers or dealers. The Company's common stock is not currently listed or quoted on any market or quotation medium or system. See "Plan of Distribution."

                                 _______________

 THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS
   AND INVESTMENT CONSIDERATIONS" ON PAGE 6 FOR A DISCUSSION OF CERTAIN RISKS
                     RELATED TO AN INVESTMENT IN THE SHARES.

                                 _______________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is ________________, 2003

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. The Commission also maintains a web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http://www.sec.gov.

         This Prospectus constitutes a part of a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

         The Company hereby undertakes to provide without charge to each person, including a beneficial owner, to whom a Prospectus is delivered, upon written or oral request of each person, a copy of any document incorporated herein by reference. Requests should be directed to:

                                 C. Thomas Davis
                                    President
                          Vapor Fuel Technologies, Inc.
                              25023 S. Beeson Road
                            Beavercreek, Oregon 97004
                            Telephone: (503) 632-1570

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in and incorporated by reference into this Prospectus. The Shares offered hereby are speculative and involve a high degree of risk. Each prospective investor should carefully review the entire Prospectus, the financial statements and all exhibits and documents referred to therein. See "Risk Factors."

                                   THE COMPANY

         Until our merger on February 12, 2002 with VFT, Inc. ("VFT"), we had not engaged in any operations other than organizational matters. We were formed as Achievement Investments, a Nevada corporation, to be a "blank check" or "clean public shell" corporation with the purpose of either merging with or acquiring a company with operations. We have not been involved in any litigation nor have we had any regulatory problems or business failures. We are not traded on any public market and have never paid dividends. Immediately prior to the merger with VFT, we had 26 shareholders of record holding 200,000 shares of $0.005 par value common stock.

         On the effective date of the merger, we issued to the VFT shareholders 500,000 shares of our common stock. Shortly thereafter, we changed our name to Vapor Fuel Technologies, Inc. After the merger, our original shareholders own 29% and the former VFT shareholders own 71% of our issued and outstanding common stock.

         Our principal offices are located at 25023 S. Beeson Road, Beavercreek, Oregon 97004, and our phone number is (503) 632-1570.

                    SUMMARY OF OUR BUSINESS AFTER THE MERGER

         We are a development-stage company engaged primarily in designing and developing a high efficiency gasoline fuel conversion system for both original equipment manufacturers ("OEM") and aftermarket installations for engines. VFT, which merged into us on February 12, 2002, was incorporated in 1998 and formally began its business in March 2001. Currently, we have no products and no employees.

         Our sole product, the "Vaporcarb," is a fuel saving device currently under development. It is designed to replace current fuel injection and carburetion units in gas combustion engines in automobiles. The Vaporcarb is designed to be installed into an automobile engine by the average, mechanically-proficient consumer or a certified auto mechanic.

         We are currently testing and developing the Vaporcarb. If our testing is successful, we will seek out customers and distribution channels for the Vaporcarb. The timeline for completion of our research and ultimate commencement of production depends upon our test results and our ability to continue to fund testing, among other factors, all of which are unpredictable.

         Substantially  all of  our  funds  have  been  spent  on  research  and development of the Vaporcarb. Bushnell Engineering, Inc. ("Bushnell Engineering"), a company owned by one of our directors, has provided research and testing services to us in exchange for fees we have paid through the issuance of restricted shares of our common stock and a monthly consulting fee paid from funds borrowed from other directors and shareholders.

         On November 6, 2001, we filed a patent application with the United States Patent and Trademark Office (the "Patent Office"). We estimate that we will spend the next 24 to 30 months, and perhaps longer, responding to the Patent Office examiner assigned to our application before a patent is issued, if at all.

                             SUMMARY OF THE OFFERING

SECURITIES OFFERED...............................    200,000 shares of common stock, $.005 par value

CAPITAL STOCK OUTSTANDING

         Common stock outstanding prior to and
         after Offering..........................    700,000 shares (1)

PROPOSED OTC BULLETIN BOARD SYMBOL...............    Common stock: "VFTI" (2)

USE OF PROCEEDS..................................    The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.  See "Use of
                                                     Proceeds."

PLAN OF DISTRIBUTION.............................    The Shares offered hereby may be sold from time to time by certain Selling Shareholders.  These Shares may be offered from time to time in one or more transactions on the OTC
                                                     Bulletin Board or any public market on which the Company's common stock trades at market prices prevailing at the time of the sale, at prices related to such prevailing market
                                                     prices, or at negotiated prices.

                                                     The  Company  is  paying  all  of  the   expenses  in
                                                     connection  with the  preparation of this  Prospectus
                                                     and the related Registration Statement,  estimated at
                                                     $40,000.  See  "Selling  Shareholders"  and  "Plan of
                                                     Distribution."

RISK FACTORS.....................................    This offering involves a high degree of risk.  See "Risk
                                                     Factors and Investment Considerations."

____________________

(1)  Indicates shares of common stock outstanding at March 1, 2003.
(2) We have not yet applied for listing on the OTC Bulletin Board. The symbol "VFTI" may not be available when we apply for listing with the OTC Bulletin Board.

                             SUMMARY FINANCIAL DATA

         The following table summarizes certain selected financial data and unaudited data of the Company and is qualified in its entirety by the more detailed financial statements contained elsewhere in this Prospectus. The summary financial information contained in the following table is derived from and should be read in conjunction with the financial statements of the Company and the notes thereto appearing elsewhere in this Prospectus. See "Business" and the Company's Financial Statements.

                          VAPOR FUEL TECHNOLOGIES, INC.

                                                          NINE MONTHS ENDED             YEAR ENDED
                                                            DECEMBER 31,                  MARCH 31,
                                                        2002           2001          2002         2001
                                                            (unaudited)

STATEMENT OF OPERATION DATA:

Revenues (1)...................................     $           -   $         -   $         -    $        -
Expenses.......................................           130,113       106,572       163,051        31,074
Operating income (loss)........................          (130,113)     (106,572)     (163,051)      (31,074)
Other income (expense).........................           (20,742)       (7,298)      (12,050)       (3,895)

Net income (loss)..............................     $    (150,855)  $  (113,870)  $  (175,101)   $  (34,969)
Basic & Diluted (loss) per share...............     $       (0.21)  $      (.23)  $     (0.33)   $    (1.19)
Weighted average number of shares outstanding..           700,000       500,000      526,301         29,315

                                                         NINE MONTHS ENDED             YEAR ENDED
                                                           DECEMBER 31,                  MARCH 31,
                                                              2002                  2002          2001
                                                          (unaudited)

BALANCE SHEET DATA:

Total assets...................................     $      40,357                 $    38,099   $         1
Total liabilities..............................           383,984                     251,612        56,075
Total stockholders' equity.....................     $    (343,627)                $  (213,513)  $   (56,074)

____________________

(1) VFT is a development stage company. Its products are still in the research and development stage and are not yet available for sale.

                   RISK FACTORS AND INVESTMENT CONSIDERATIONS

         Investment in us involves a number of risks. In addition to the risks and investment considerations discussed elsewhere in this Prospectus the following factors should be carefully considered by anyone purchasing the securities offered by this Prospectus.

RISKS RELATING TO OUR BUSINESS

The Company currently has no business operations except research and development of a single product.

         Vapor Fuel Technologies, Inc. has no business operations. It has no employees. Its sole activity is to research and develop a more gas efficient combustible engine which is currently being tested by the Company's director's engineering company. There is no assurance whether the product will be successful. If this current project is not successful or is not accepted by the industry, the Company will continue to have no business operations indefinitely. The Company has no sales and supports its research and development by the issuance of equity, donations and borrowing from its directors. The Company currently has no other projects in development.

The Company may not be successful in the development of products.

         The Company's technologies are new and its sole product candidate to date, Vaporcarb, is in an early stage of development. The Company may not develop the Vaporcarb or other products that prove to be safe and effective, meet applicable regulatory standards, are capable of being manufactured at reasonable costs, or can be marketed successfully. Successful products will require significant development and investment, including testing, to demonstrate their safety and efficacy prior to their commercialization. The Company has not proven its ability to develop and commercialize products. It must continue additional research and development before the Vaporcarb is marketable.

The Company is in debt and currently has no means to raise additional funds to continue its operations.

         The Company has funded its operations strictly through the issuance of privately placed equity, borrowings from its directors and the use of space and services donated by its directors. As of December 31, 2002, the Company owed its directors and shareholders an aggregate of $333,690 in demand notes. The Company has operated at a loss since its inception. It currently has no means to repay the notes. If the noteholders were to call the notes, the Company would be required to raise funds from third parties or liquidate its operations. Currently, the Company has no line of credit and has received no assurances from third parties that such funds will be available if needed.

The Company's product, even if it successfully passes current testing, may not be accepted by the industry.

         The Company has not yet explored the market's receptiveness of its product. As with all new products, there may be hesitation by potential customers to try the product. The Company currently has no marketing department and no relationship with marketing consultants. Further, it may not have the funds necessary to successfully market its product or compete with other products available to customers.

Our product in development is subject to an uncertain regulatory process. If our product is not approved, we may not be able to sell our product.

         The U.S. Department of Transportation and the National Transportation Safety Board regulate the design of engines used in commercial vehicles. The Company anticipates it will need to obtain approval from these federal agencies before we can begin selling the Vaporcarb. The Company has never been through this process and expects it will be expensive and time consuming. In addition, the Company may be further delayed by changes in regulatory policy for approval during the period of product development.

The market in which the Company operates is intensely competitive and actions by its competitors could harm its business.

         The Company must compete with other alternative fuel companies and auto manufacturers, many of whom are larger, better capitalized, better connected with institutional purchasers of alternative fuels products and more experienced. Barriers to entry in the alternative fuel industry are moderate and increased competition could occur. As the Company seeks to market its product, it will face a greater number of competitors, many of whom will be in well-established markets the Company seeks to penetrate. Accordingly, the Company may not be able to successfully compete against them or any future competitors. Moreover, competitors may be able to respond more quickly to take advantage of new or changing opportunities, technologies and customer preferences and requirements.

Any inability to protect the Company's proprietary technology would harm the Company's competitive position and its ability to commence operations.

         Although the Company has filed a patent application covering certain technology related to Vaporcarb, there can be no guarantee a patent will be issued or, if issued, that it will not be challenged by another company. The Company's future success and competitive edge against bigger and better funded competitors depends on the ability of the Company to obtain and protect a patent on the Vaporcarb technology. If the Company does not adequately protect its intellectual property, our competitive edge will be eroded and our ability to commence operations in the future will be harmed.

Because we are a development-stage company focused on a single product that is not ready for sale, we have no revenue and may not for a long time, if ever.

         The Company has had no earnings and no operations except the research and development of its single product. The Company's financial results rely entirely on the Company's ability to successfully develop and market this product. In addition, the following factors influence the Company's future revenues and net earnings, if any:

o        the  ability  of  the  Company  to  continue   funding   research   and
         development;

o        competing products and competition from better funded companies;

o        managing production of the product, if sales occur; and

o        the overall demand for alternate fuels products.

         These and other factors may make it difficult to predict the Company's future results of operations.

There is no market for your shares and you may not be able to sell them.

         There is no assurance this resale registration statement or any future registration statement will be declared effective by the Securities and Exchange Commission. We expect the Securities and Exchange Commission to scrutinize our registration statements because of the relatively early state of development of our business compared to most public companies.

         If our registration statement is declared effective, we intend to apply for listing of our common stock on the OTC Bulletin Board. We do not meet the qualifications for NASDAQ or the other national exchanges. Although we will be applying to list our common stock on the OTC Bulletin Board, there can be no assurance that our application will be granted and there can be no assurance that an active market will develop for our common stock. Although our former director, Daniel Hodges, has promised to assist us in obtaining a market maker (a requirement for listing), there can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares if you should desire or need to sell. You may have no more liquidity in your stock even if we are successful in getting our stock transaction registered and getting listed on the OTC Bulletin Board.

         Even if we are successful in being listed on the OTC Bulleting Board, the market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

o        the  potential   absence  of  securities   analysts   covering  us  and
         distributing research and recommendations about us;

o the liquidity of our common stock will be low because only 21% of our shares will be in the hands of non-affiliates of the company and such shares are not eligible for sale under exemptions from registration under the Securities Act of 1933;

o we expect our operating losses to continue during our research and development phase and that we will need additional funding to continue research;

o we will have a low trading volume because so much of our stock is closely held;

o        overall stock market fluctuations; and

o economic conditions generally and in the alternative fuels industry in particular.

         Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

We are a closely-held company. Coalitions of a few of our larger stockholders have sufficient voting power to make corporate governance decisions that could have significant effect on us and the other shareholders.

         Our officers, directors and principal stockholders (greater that 5% stockholders) together control approximately 94% of our outstanding common stock. As a result, these stockholders, if they act together, will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of us and might affect the market price of common stock, even when a change in control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and accordingly, these stockholders could cause us to enter into transactions or agreements which we would not otherwise consider.

RISKS RELATING TO OFFERING

The sale of substantial amounts of our common stock may have a depressive effect on the market price of the outstanding shares of our common stock.

         We are a closely-held company. Six of our shareholders collectively own 94 percent of our outstanding common stock. One of our shareholders, Bruce Langston, owns 36 percent of our outstanding common stock. Such shares are "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act, and may be sold only in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption from such registration. Generally, under Rule 144, each person holding restricted securities for a period of one year, two years in the case of directors and officers, may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares up to (and including) the greater of 1% of a company's then outstanding common stock or the average weekly trading volume for the four weeks prior to the proposed sale. Of our 700,000 shares of common stock outstanding, none were eligible for sale under Rule 144 as of November 30, 2002. Sales of substantial amounts of common stock by our shareholders under Rule 144 or otherwise, or even the potential for such sales, could have a depressive effect on the market price of the shares of our common stock and could impair our ability to raise capital through the sale of our equity securities. See "Description of Securities," "Security Ownership of Certain Beneficial Owners and Management" and "Plan of Distribution."

The possible issuance of options may dilute the interest of stockholders.

         We have reserved 200,000 shares of our common stock for issuance under our 2001 Stock Option Plan. As of December 31, 2002, none of the options available under this Plan had been granted. To the extent that stock options are granted and exercised, dilution to the interests of our stockholders may occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such outstanding options.

The issuance of securities senior to common stock could dilute voting power and equity and could create preferences over stockholders.

         Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock (the "Preferred Stock"). As of December 31, 2002, our Board of Directors had not designated or issued any shares of Preferred Stock. Shares of Preferred Stock may be issued by our Board of Directors from time to time in one or more series, for such consideration and with such relative rights and preferences as the Board of Directors may determine. Any shares of Preferred Stock that may be issued in the future could be given voting and conversion rights that could dilute the voting power and equity of holders of shares of common stock, and have preferences over shares of our common stock with respect to dividends and in liquidation.

We have never paid dividends and have no plans to in the future.

         Holders of common stock are entitled to receive such dividends as may be declared by our Board of Directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the near term. We intend to retain future earnings, if any, to provide funds for operations of our business. Investors who anticipate the need for dividends from investments should refrain from purchasing the common stock offered by this Prospectus.

                         DETERMINATION OF OFFERING PRICE

         This Prospectus may be used from time to time by the Selling Shareholders who offer the common stock registered under the Registration Statement of which this Prospectus is a part. We anticipate that the common stock sold by the Selling Shareholders will be sold from time to time in transactions (which may include block transactions) on the OTC Bulletin Board or other public market at the then prevailing prices.

         In the absence of a public market for the common stock, the Board of Directors has determined that the offering price is $4.00 per share based on the value of services purchased by the Company and paid for in common stock.

              MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS

         Our common stock is not listed or quoted at the present time, and there is no public market for our common stock. There can be no assurance that a public market for our common stock will ever develop. We intend to qualify our common stock for trading on the OTC Bulletin Board or other public market after the Registration Statement, of which this Prospectus is a part, becomes effective.

         None of the issued and outstanding shares of our common stock is subject to options or warrants. There are no securities and no debt convertible into our common stock. As of March 1, 2003, we believe none of our common stock were eligible for sale under Rule 144. We are registering 200,000 shares for resale in this Registration Statement.

         The number of beneficial holders of the common stock of the Company as of the close of business on December 31, 2002 was approximately 31.

DIVIDEND POLICY

         Holders of common stock are entitled to receive such dividends as may be declared by our Board of Directors. We have not declared or paid cash dividends on our common stock and do not anticipate that we will pay such dividends in the foreseeable future. Rather, we intend to apply any earnings to the expansion and development of our business. Any payment of future dividends on our common stock and the amount of any dividends will be determined by our Board of Directors and will depend, among other factors, upon our earnings, financial condition and cash requirements, and any other factors the Board of Directors may deem relevant.

                                 USE OF PROCEEDS

         We will not receive any proceeds from this offering. All proceeds from the sale of the Shares by this Prospectus will go to the Selling Shareholders.

                             SELECTED FINANCIAL DATA

         The following table contains certain selected financial data of the Company and is qualified by the more detailed financial statements and the notes thereto included elsewhere in this Prospectus. The financial data for the years ended March 31, 2001 and 2002 have been derived from the Company's financial statements, which statements have been audited by Robison, Hill & Co., certified public accountants, and are included elsewhere in this Prospectus. The financial data for the nine months ended December 31, 2002 and December 31, 2001 are unaudited.

         The results for the year ended March 31, 2002 and the nine months ended December 31, 2002 are not necessarily indicative of the results that may be expected for any subsequent interim period or for the full year. This data should be read in conjunction with the Company's financial statements and the Notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Conditions and Result of Operations."

                          VAPOR FUEL TECHNOLOGIES, INC.

                                                          NINE MONTHS ENDED             YEAR ENDED
                                                            DECEMBER 31,                  MARCH 31,
                                                        2002           2001          2002         2001
                                                            (unaudited)

STATEMENT OF OPERATION DATA:

Revenues (1)...................................     $           -   $         -   $         -    $        -
Expenses.......................................           130,113       106,572       163,051        31,074
Operating income (loss)........................          (130,113)     (106,572)     (163,051)      (31,074)
Other income (expense).........................           (20,742)       (7,298)      (12,050)       (3,895)

Net income (loss)..............................     $    (150,855)  $  (113,870)  $  (175,101)   $  (34,969)
Basic & Diluted (loss) per share...............     $       (0.21)  $      (.23)  $     (0.33)   $    (1.19)
Weighted average number of shares outstanding..           700,000       500,000      526,301         29,315

                                                         NINE MONTHS ENDED             YEAR ENDED
                                                           DECEMBER 31,                  MARCH 31,
                                                              2002                  2002          2001
                                                          (unaudited)

BALANCE SHEET DATA:

Total assets...................................     $      40,357                 $    38,099   $         1
Total liabilities..............................           383,984                     251,612        56,075
Total stockholders' equity.....................     $    (343,627)                $  (213,513)  $   (56,074)

____________________

(1) VFT is a development stage company. Its products are still in the research and development stage and are not yet available for sale.

         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

         The following statement is made pursuant to the safe harbor provision for forward-looking statements described in the Private Securities Litigation
Reform Act of 1995. Vapor Fuel Technologies, Inc. (the "Company") may make certain statements in this Prospectus, including, without limitation statements that contain the words "believes," "anticipates," "estimates," "expects," and words of similar import, that constitute "forward-looking statements." Forward-looking statements may relate to our future growth and profitability; the anticipated trends in our industry; and our competitive strengths and business strategies. Further, forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions relating to our operations, financial condition and results of operations. For a discussion of factors that may affect the outcome projected in such statements, see "Risk Factors and Investment Considerations." If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results could differ materially from results expressed or implied in any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect events or circumstances arising after the date of this Prospectus.

MERGER

         The Registrant was formerly known as Achievement Investments and is now known as Vapor Fuel Technologies, Inc., a Nevada corporation (the "Company"), as the result of a name change on February 12, 2002. On July 24, 2001, the Company entered into a Merger Agreement, which was subsequently amended (the "Agreement"), with VFT, Inc., an Oregon corporation ("VFT"), to merge VFT into the Company (the "merger"). As a result of the merger, the Company entered into a five-to-one reverse stock split and issued to each VFT shareholder approximately 45.454 shares of newly issued, post reverse stock split common stock of the Company for each share of VFT common stock that the shareholder owned, for a total of 500,000 shares. The former shareholders of VFT now own 500,000 shares out of the 700,000 shares issued and outstanding after the merger. The merger became effective on February 12, 2002.

         Prior to the merger, 80% of the Company's common stock was owned by one person, Daniel L. Hodges. After the effectiveness of the merger, no one shareholder owns a majority of the outstanding stock. However, the former VFT shareholders collectively own approximately 71% of the Company.

         Immediately prior to the effectiveness of the merger, the Company's sole director and sole officer, Daniel L. Hodges, appointed C. Thomas Davis as a director and the new chief executive officer of the Company, Raymond B. Bushnell as a director and new president of the Company, Floyd Hambelton as a new director of the Company and Larry Chace as the secretary and treasurer of the Company. Mr. Hodges resigned from his position as director and from all officer positions as of the effectiveness of the merger.

         Before our acquisition of VFT we were an inactive publicly registered shell corporation and had no significant assets or operations.

MANAGEMENT  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION  AND  RESULTS OF
OPERATION

         The following discussion should be read in conjunction with the Company's Financial Statements and notes thereto appearing elsewhere in this registration statement. The following discussion contains forward-looking statements, including, but not limited to, statements concerning our plans, anticipated expenditures, the need for additional capital and other events and circumstances described in terms of our expectations and intentions. You are urged to review the information set forth under the captions for factors that may cause actual events or results to differ materially from those discussed below.

         Overview. Effective as of the merger with VFT on February 12, 2002, Vapor Fuel Technologies, Inc. became a startup company engaged in research and development of its product, Vaporcarb. Currently, we have no employees and no products on the market.

         Revenues. Our product is still in the research and development phase and not yet ready for sale. We have no sales revenue and do not expect to generate any revenues until we begin marketing Vaporcarb, which may take a year or longer.

         Expenses and Net Loss. The Company has no employees and rents its office space from one of the members of its Board of Directors. To date, the Company's primary operations have been the research and development of its product, Vaporcarb. Therefore, substantially all of our expenses are related to the purchase of product materials and cost of testing the Vaporcarb. The Company classifies all expenses related to research and development as "Research and Development Expenses" and all other expenses as "General and Administrative Expenses." For the fiscal year ending March 31, 2002, our expenses rose to $163,051, an increase of $131,977 from the prior fiscal year. Our total expenses rose in the March 31, 2002 fiscal year because of an acceleration in the research and development of the Vaporcarb, which allowed us to file a patent application in November 2001, and an increase in administrative expenses related to our merger with Achievement Investments, which ultimately occurred in February 2002. Our research and development expenses rose from $30,000 in fiscal 2001 to $124,494 in fiscal 2002. At the same time, our administrative expenses rose from $1,074 to $38,557 in connection with the merger of VFT and Achievement Investments due to the related legal and accounting costs. We have funded most of our increased expenses through additional borrowing from our directors and shareholders. See "-Liquidity and Capital Resources."

         During the nine months ended December 31, 2002 we allocated an additional $95,673 to research and development expenses and $34,440 to general and administrative expenses. Our expenses overall rose from $106,572 in the nine months ended December 31, 2001 to $130,113 in the same period of 2002. We believe the rise is primarily a reflection of our development from recent start-up in March 2001 to a post-merger, public, reporting company in February 2002. We continued to fund our expenses and working capital needs through additional borrowing from our directors and shareholders.

         For the fiscal year ended March 31, 2002, our net loss was $175,101, a rise from $34,969 in fiscal 2001. For the nine months ended December 31, 2002, our net loss was an additional $150,855. The net loss reflects the costs associated with research and development, administrative expenses associated with compliance with public company reporting and imputed interest expense on the demand notes owed to directors.

         Liquidity and Capital Resources. As of March 31, 2002, we had no cash for operations and had outstanding $216,978 in demand promissory notes to our directors and shareholders. By December 31, 2002, the amount outstanding in demand promissory notes had risen to $333,690. To date, the lack of cash has not delayed the Company in its research and development of the Vaporcarb. Bushnell Engineering provided initial research and testing services to us in exchange for restricted shares of our common stock and thereafter for a fee of $7,500 per month. If Bushnell Engineering continues to provide research and testing services on the same basis, we expect that it will take an indeterminate period before the Vaporcarb has completed testing for a production model. We also expect that we will need to hire consultants to assist us in regulatory issues, sales and marketing of Vaporcarb.

         We will need to raise funds through either private or public placements of equity or debt in the next 12 months to complete the development of Vaporcarb and then introduce Vaporcarb to the market. We believe that if we were able to raise $2,000,000, we would be able to run multiple engine tests of Vaporcarb concurrently and hire the appropriate consultants necessary to make the Vaporcarb ready for introduction to the public, although no assurances can be offered in this regard. Further, we have not identified any sources of such funding.

         The Company has no offers by investors to invest in it and the Company has not sought a line of credit with any other party. If the Company does not raise funds through the sale of equity or debt instruments, it plans to continue to fund its operations through borrowed funds from its directors; however, there are no guarantees from any of the directors that they will continue to lend funds to the Company or lend funds on such favorable terms in the future. If such funds are unavailable, we will be unable to continue operations and will ultimately be required to default on our notes and cease business.

                                    BUSINESS

SUMMARY OF OUR BUSINESS

         Unless the context requires otherwise, all references to "we," "our," or "us" or the "Company" are to Vapor Fuel Technologies, Inc., originally incorporated in the State of Nevada in 1997 as Achievement Investments.

         Since our incorporation and until our recent merger with VFT, Inc. ("VFT"), we had not engaged in any operations other than organizational matters. We were formed specifically to be a "blank check" or "clean public shell" corporation with the purpose of either merging with or acquiring a company with operations. We were an inactive publicly registered shell corporation and had no significant assets or operations until we merged with VFT. We have not been involved in any litigation nor have we had any regulatory problems or business failures. We are not traded on any public market and have never paid dividends. As of February 1, 2003, we had 31 shareholders of record.

         Since our formation, our board of directors sought and reviewed various acquisition and merger candidates to implement our principal business purpose, which was to acquire control of the assets or shares of an entity actively engaged in a business that generated revenues in exchange for our securities.

         In evaluating the merger when it was proposed to us, our management considered criteria such as the current and potential future value of the assets of VFT and the anticipated future business operations of VFT in comparison with our current lack of operations and other opportunities presented to us. Based on these criteria, our management determined that the merger was in the best interest of our shareholders, who subsequently approved the merger by majority consent.

         We merged VFT into us and it ceased its corporate existence. Up to that point, we were a company with a class of common stock registered under the Securities Exchange Act of 1934 and had no operations, except organizational matters. Our principal offices are located at 25023 S. Beeson Road, Beavercreek, Oregon 97004, and our phone number is (503) 632-1570.

         On the effective date of the merger, we issued each shareholder of VFT approximately 45.454 shares of our post-reverse stock split common stock for each share of VFT common stock that the shareholder owned, for a total of 500,000 shares. We accounted for the merger using the purchase method. After the merger, our original shareholders own 29% and the former VFT shareholders own 71% of our issued and outstanding common stock. We changed our name to Vapor Fuel Technologies, Inc. in connection with the merger.

SUMMARY OF OUR BUSINESS AFTER THE MERGER

         We are engaged primarily in the business of design and development of high efficiency gasoline fuel conversion systems for both OEM and aftermarket installations. VFT, which merged into us, was incorporated in 1998 and formally began this business in March 2001. Currently, we are in the startup phase and have no products or employees.

         Products. Our sole product, the "Vaporcarb," is a fuel saving, emissions reduction device currently under development. It is designed for installation by a mechanically proficient consumer or a certified auto mechanic into gas combustion automobile engines and is intended to replace current fuel injection and carburetion units on such engines. The Vaporcarb device will run on either liquid gasoline or gasoline vapor and accurately measure the engine's fuel consumption and exhaust emissions on a real time basis. The dimensions of the current Vaporcarb prototype unit are approximately 18 x 12 x 6 inches.

         In controlled road tests conducted over an eighteen month period with three different vehicles in California installed with Vaporcarb has yielded consistent increases in fuel efficiency and a reduction in emissions, as measured by a Micro Gas Analyzer and Dyno. We used a 1998 Dodge 3/4 ton pickup with a V-8 fuel injected engine, a 1969 Chevrolet Camaro with a high performance

350 horsepower naturally aspirated engine, and a 1998 Ford Expedition with a V-8 fuel injected engine for our tests. We used a Micro Gas Analyzer testing device, manufactured by OTC, a division of SPX Corp. to measure emissions and the air to fuel ratio in the engines and a Dyno, manufactured by Clayton Industries, which allowed us to run tests at varying speeds while monitoring fuel consumption and emissions.

         Our current valve system is manually operated and we make the adjustments by observing the emissions and air to fuel ratio on the Micro Gas Analyzer. The time delivery and human error in operating making the manual adjustments have made it difficult to maintain a consistent result; however, even with these limitations, we can demonstrate an increase in fuel efficiency and reduction in emissions when the vehicles are run at comparable speeds with the Vaporcarb operating.

         Our design focus is now on the development of an automated electronic control valve system that will eliminate the human error and facilitate Vaporcarb to produce more consistent results and achieving optimal efficiency levels.

         We are designing our new automated valve system to receive feedback from the O2 sensors and temperature probes so that it will provide us real time air to fuel ratio information. A simple logic chip will interpret this feedback and make the necessary adjustments to the automated valves to control the mix of vaporized gasoline and air and temperature of the liquid gasoline.

         We believe that this new automated valve system will also provide consistent results at varying loads and speeds and facilitate switching from using liquid gasoline to vapor on the fly, using mostly off-the-shelf components. This switching is necessary to warm up the vapor chamber as well as burn off the small amount of gasoline that our research has shown will not produce vapor at an acceptable rate, but will still burn as liquid gasoline in the stock fuel injection mode.

         If our product testing is successful, we will seek customers and distribution channels for the Vaporcarb and hope to sell the Vaporcarb for a price to be established and is to create a design that is safe, practical, inexpensive to produce and easy to install as an aftermarket production on all engines. Our timeline for completion of our research and commencement of production depends significantly upon our test results and our ability to continue to fund testing, among other factors, all of which are unpredictable.

         Competition. We expect the fuel saving technology in the Vaporcarb will compete directly with existing products in the rapidly expanding alternate fuel industry. The primary competition to the Vaporcarb is the compressed natural gas engine. Most alternate fuel vehicles being used today run on compressed natural gas. Some of these converted automobiles contain both liquid gasoline and pressurized compressed natural gas tanks. Although compressed natural gas engines have an advantage as an already accepted alternate fuel engine by the automobile industry, we believe that the conversion of an automobile to the Vaporcarb will be less expensive and less complicated than conversion to natural gas. We also believe that drivers would be more receptive to the Vaporcarb as an alternate fuel device because the Vaporcarb engine uses regular pump gasoline, eliminating the inconvenience of locating the limited number of compressed natural gas pumps available.

         Another potential source of competition is new technology in gasoline vapor created by automobile makers. The automobile manufacturers are much larger than we are, with substantially greater experience, human and financial resources, research and development capabilities, sales and distribution networks and market acceptance. They are in a better position to exploit and market alternate fuel products. Nonetheless, we believe from our reviews of currently available patent application designs filed by the automobile manufacturers alternate fuel technology they propose would require significant changes to current engine designs and expensive retrofitting for automobiles currently in use. In contrast, the Vaporcarb is designed to be integrated into new vehicle engines or retrofitted at a relatively low cost.

         Customers and Marketing. The focus of our business is developing the Vaporcarb. We have devoted substantially all of our limited assets to fund research. We have not engaged in extensive customer research or marketing and will not do so until the Vaporcarb has successfully completed all its product tests.

         Suppliers. Because we have not yet begun production of the Vaporcarb, we have no suppliers. All of the parts needed for the Vaporcarb are available from multiple suppliers.

         IP and other assets. We have engaged the services of patent counsel to assist us in obtaining the necessary patent protection for our fuel efficiency device. Based on his preliminary patent search, we believe that there are no current patents similar to the Vaporcarb. However, this is not the only criteria for acceptance of a patent by the Patent Office and there is no assurance a Vaporcarb patent will be issued. On November 6, 2001 we filed a patent application with the Patent Office. We estimate we will be responding to inquiries from a Patent Office examiner for the next several years before a patent is issued, if at all.

         Facilities. Our offices consist of a 2,500 square foot space in a building located at 25023 Beeson, Beaver Creek, Oregon 97004. This property is owned by one of our directors, Raymond B. Bushnell. We are renting this space for a monthly fee of $2,500 under an oral month-to-month lease.

         Employees. As of March 1, 2003, we had no employees. We have paid for all services in developing and testing the Vaporcarb through issuance of restricted shares of our common stock and a monthly fee of $7,500 to Bushnell Engineering, Inc., a company owned by our director Raymond Bushnell. There is no written agreement memorializing the monthly consulting services agreement.

         Regulatory Compliance. The U.S. Department of Transportation and the National Transportation Safety Board regulates the design of engines used in commercial automobiles. We anticipate that we will need to provide design and test result data to these two federal agencies before we can market the Vaporcarb. This approval process can be quite lengthy and this will be the first time that our product has undergone the process. We intend to begin the approval process upon completion of the production version of Vaporcarb.

         Legal Proceedings. We are not involved in any pending litigation, legal proceedings or claims.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the names, positions and ages of our directors and executive officers. Our directors were elected by the majority written consent of our shareholders in lieu of a meeting. Our directors are typically elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by our Board of Directors and their terms of office are at the discretion of our Board.

NAME OF DIRECTOR/OFFICER      AGE           POSITION(S) WITH COMPANY
C. Thomas Davis               50            Director and Chief Executive Officer
Raymond B. Bushnell           44            Director and President
Floyd Hambelton               74            Director
Larry Chace                   65            Secretary and Treasurer
____________________

(1)      Messrs.  Davis,  Bushnell,  Hambelton and Chace became  officers and/or
         directors   of  the  Company  on  February  12,  2002   following   the
         effectiveness of the merger of VFT into the Company.

C. Thomas Davis

         Mr. Davis is a practicing attorney and has had a general practice in his own firm since 1982. Mr. Davis earned his juris doctorate from Northwestern School of Law in 1981 and a Master of Education in 1975. Prior to practicing law, Mr. Davis was a secondary school teacher. He has been a director and the chief executive officer of Vapor Fuel Technologies, Inc. since February 12, 2002.

Raymond B. Bushnell

         Mr. Bushnell is the president and chief designer of Bushnell Engineering, Inc., a company that designs industrial and consumer products. Mr. Bushnell has served in that capacity since 1991. Prior to working at Bushnell Engineering, Inc., Mr. Bushnell was the director of research and development for Southern Steel Company, a subsidiary of Phelps Tionton, from 1988 to 1991, during which he oversaw the design and engineering of electronic, electro-mechanical, hydraulic and pneumatic engineered devices. Mr. Bushnell has been a director and the president of Vapor Fuel Technologies, Inc. since February 12, 2002.

Floyd Hambelton

         Mr. Hambelton is a major shareholder and the operator of Hambelton Bros. Lumber Co., a lumber manufacturer located in Washougal, Washington. Mr. Hambelton has served in that capacity since 1971. Mr. Hambelton served as a director and as the secretary and treasurer of VFT, Inc. from March 1, 2001 to February 12, 2002, when it merged into Vapor Fuel Technologies, Inc. Following the merger, Mr. Hambelton has served as a director of Vapor Fuel Technologies, Inc.

Larry Chace

         Mr. Chace is the Director of sales and marketing at Chemtek, Inc. and has served in that capacity since 1996. Prior to working at Chemtek, Inc., Mr. Chace was a self-employed investment relations consultant who worked as an independent contractor to Canadian corporations from 1985 through 1996. Mr. Chace served as a director of VFT, Inc. from March 1, 2001 until its merger with Vapor Fuel Technologies, Inc. on February 12, 2002. Following the merger, Mr. Chace has served as the secretary and treasurer of Vapor Fuel Technologies, Inc.

EXECUTIVE COMPENSATION

         For the year ended March 31, 2002, none of the directors or officers received any compensation for their services to the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our business operations to date have been solely the research and development of our product, the Vaporcarb. We have no other operations and, in particular, no revenue from operations to support our research. We have funded all our research by the payment of common stock for research services and by borrowing funds from our directors and shareholders.

         As of December 31, 2002, we had borrowed an aggregate of $333,690 from our directors and shareholders in non-interest bearing demand notes as follows:
$217,569 from Floyd Hambelton, a director; $112,539 from Suki Family Trust, a principal shareholder; and $3,582 from Gary Van Norman, a principal shareholder.

         Our office space at 25023 S. Beeson Road, Beavercreek, Oregon 97004 is owned by Raymond B. Bushnell, our director and president. We are renting the space on a month-to-month basis for $2,500 per month. Bushnell Engineering, Inc., which is owned by Raymond B. Bushnell, completed initial testing of our product in consideration for the issuance of 45,454 shares of our common stock. Bushnell Engineering continues to conduct the testing of our product for a monthly fee of $7,500. There are no written contracts concerning memorializing the space rental or continuation of testing services.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         Nevada law authorizes a Nevada corporation to eliminate or limit the personal liability of directors and officers to the corporation and its stockholders for damages for breach of fiduciary duties as a director. We believe that such a provision is beneficial in attracting and retaining qualified directors and officers, and accordingly, our articles of incorporation include a provision eliminating liability for damages for any breach of fiduciary duty as a director or officer, except for:

o acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

o        authorizing an unlawful distribution in violation of Nevada law.

         Directors are not insulated from liability for breach of their duty of loyalty or for claims arising under the federal securities laws. These provisions of our articles of incorporation may reduce the likelihood of derivative litigation against directors for breaches of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 1, 2003, the number and percentage of outstanding shares of common stock beneficially owned by (a) each person known by us to beneficially own more than 5% of such stock, (b) each director of the Company, (c) Named Officers, and (d) all our directors and executive officers as a group.


NAME AND ADDRESS OF                 SHARES                          PERCENT OF
BENEFICIAL OWNER                    BENEFICIALLY OWNED              COMMON STOCK

Raymond B. Bushnell(1)               45,454                          6.5
Bruce Langston(1)                   250,000                         35.7
Larry Chace(1)                            0                            0
Suki Family Trust(1)(2)              45,454                          6.5
C. Thomas Davis(1)                        0                            0
Daniel L. Hodges                    160,000                         22.9
  Lloyd Craig, LLC
  11601 E. Lusitano Place
  Tucson, AZ  85748
Floyd Hambelton(1)                  113,638                         16.2
Gary Van Norman(1)                   45,454                          6.5

All officers and directors          159,092                         22.7
  as a group(4 persons)



(1) The shareholder listed has sole voting and investment powers with respect to the shares indicated. The addresses of all of these shareholders is 25023 S. Beeson Road, Beavercreek, Oregon 97004.
(2) The beneficiaries of the Suki Family Trust are family members of Robert Reid, a non-voting advisor to the Company's Board of Directors.

                              SELLING SHAREHOLDERS

         The following table provides certain information with respect to the common stock owned by the Selling Shareholders who are entitled to use this Prospectus. The information in the table is as of the date of this Prospectus. Except as described below, no Selling Shareholder has had a material relationship with the Company within the past three years other than as a result of the ownership of common stock.

NAME AND ADDRESS OF SELLING SHAREHOLDER        SHARES OWNED(1)          SHARES AVAILABLE       PERCENT OWNED AFTER
                                                                      FOR SALE UNDER THIS       COMPLETION OF THE
                                                                           PROSPECTUS              OFFERING (1)
-----------------------------------------    ---------------------    ---------------------    ---------------------

David Adams                                          1,600                    1,600                     *
6556 E. Calle Herculo
Tucson, AZ  85711

Frank Anjakos                                        1,600                    1,600                     *
1971 N. Lindenwood Drive
Tucson, AZ  85712

Gerald Bowlin                                        1,600                    1,600                     *
1 E. River Road, #720
Tucson, AZ  85704

Robert C. Daly                                       1,600                    1,600                     *
6250 Kelly Lynn Court
Waxhaw, NC  28173

Brian Delfs                                          1,600                    1,600                     *
5162 E. Citrus Street
Tucson, AZ  85712

James Delfs                                          1,600                    1,600                     *
3730 N. Tucson Blvd.
Tucson, AZ  85716

Eric Evans                                           1,600                    1,600                     *
305 N. Hidalgo
Alhambra, CA  91801

Andrew Gerrish                                       1,600                    1,600                     *
2231 N. Norris
Tucson, AZ  85719

Audra Guthery                                        1,600                    1,600                     *
4810 E. Seneca
Tucson, AZ  85712

David Hack                                           1,600                    1,600                     *
232 W. Smoot Drive
Tucson, AZ  85705

Daniel L. Hodges(2)                                160,000                  160,000                   22.9%
5505 N. Indian Trail
Tucson, AZ  85759

Matthew S. Hodges                                    1,600                    1,600                     *
1529 N. Desmond
Tucson, AZ  85712

Scott Krause                                         1,600                    1,600                     *
9160 E. Walnut Tree Drive
Tucson, AZ  85749

Michael McKendrick                                   1,600                    1,600                     *
3015 N. Wentworth Road
Tucson, AZ  85749

John R. Ogden                                        1,600                    1,600                     *
5765 N. Paseo Otono
Tucson, AZ  85715

NAME AND ADDRESS OF SELLING SHAREHOLDER        SHARES OWNED(1)          SHARES AVAILABLE       PERCENT OWNED AFTER
                                                                      FOR SALE UNDER THIS       COMPLETION OF THE
                                                                           PROSPECTUS              OFFERING (1)
-----------------------------------------    ---------------------    ---------------------    ---------------------
Ron Olson                                            1,600                    1,600                     *
9969 E. Paseo San Ardo
Tucson, AZ  85747

Mark Polifka                                         1,600                    1,600                     *
1132 Mohawk
Topanga, CA  90290

Michael Rhyner                                       1,600                    1,600                     *
9737 E. Mount Pleasant
Tucson, AZ  85749

Monica Romero                                        1,600                    1,600                     *
2528 W. Criswell Court
Tucson, AZ  85745

Melissa Saucedo                                      1,600                    1,600                     *
7019 W. Avondale
Tucson, AZ  85743

Howard Smith                                         1,600                    1,600                     *
4050 N. Hiddencove Place
Tucson, AZ  85749

John Sylvester                                       1,600                    1,600                     *
10222 E. Sylvester Road
Hereford, AZ  85615

Roger Tamietti                                       1,600                    1,600                     *
HC 70 Box 4254
Sahuarita, AZ  85629

Raymond Willey                                       1,600                    1,600                     *
1192 Joseph Court
Ripton, CA  95366

Jennifer L. Worden                                   1,600                    1,600                     *
9055 E. Catlina Highway, No. 5206
Tucson, AZ  85749

Roger Wright                                         1,600                    1,600                     *
5294 W. Peridot Street
Tucson, AZ  85741

______________________

(1) Percentages and share ownership numbers are based on the assumption that all such Shares will be sold by the Selling Shareholder. Excludes additional shares of common stock which the Selling Shareholder may acquire from time to time subsequent to the date of this Prospectus.
(2) Mr. Hodges was, until the Company's merger with VFT, Inc. on February 12, 2002, the Company's sole director and officer since its inception in 1997.

                              PLAN OF DISTRIBUTION

         We are registering the Shares covered by this Prospectus for the Selling Shareholders. As used in this Prospectus, "Selling Shareholders" includes the pledgees, donees, transferees or others who may later hold the Selling Shareholders' interests. We will pay the costs and fees of registering the Shares, but the Selling Shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the Shares.

         The Selling Shareholders may sell the Shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the Selling Shareholders may sell some or all of their Shares through:

o a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

o        purchases  by  a  broker-dealer,   as  principal,  and  resale  by  the
         broker-dealer for its account; or

o ordinary brokerage transactions and transactions in which a broker solicits purchasers.

         When selling the Shares, the Selling Shareholders may enter into hedging transactions. For example, the Selling Shareholders may:

o enter into transactions involving short sales of the Shares by broker-dealers;

o sell Shares short themselves and redeliver such Shares to close out their short positions;

o enter into option or other types of transactions that require the Selling Shareholder to deliver Shares to a broker-dealer, who will then resell or transfer the Shares under this Prospectus; or

o loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The Selling Shareholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the Selling Shareholders may allow other broker-dealers to participate in resales. However, the Selling Shareholders and any broker-dealers involved in the sale or resale of the Shares may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act. If the Selling Shareholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act. We have informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         In addition to selling their Shares under this Prospectus, the Selling Shareholders may:

o        agree  to  indemnify  any   broker-dealer   or  agent  against  certain
         liabilities related to the selling of the common shares, including liabilities arising under the Securities Act;

o transfer their Shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

o sell their Shares under Rule 144 of the Securities Act rather than under this Prospectus, if the transaction meets the requirements of Rule 144.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         The Company is authorized to issue 20,000,000 shares of common stock, $.005 par value per share, of which 700,000 shares are issued and outstanding at the date of this Prospectus.

         Holders of the common stock are entitled to one vote for each share owned for all matters to be voted on by the shareholders, including the election of directors. Holders of common stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. The holders of common stock have no preemptive or conversion rights. The holders of common stock are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued. The common stock currently outstanding is, and the common stock offered by the Company hereby will, when issued, be validly issued, fully paid and nonassessable.

PREFERRED STOCK

         The Company is authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share, of which no shares were issued as of March 1, 2003. The authorized preferred stock may, without action by the shareholders of the Company, be issued by the Board of Directors from time to time in one or more series for such consideration and with such relative rights, privileges and preferences as the Board may determine. Accordingly, the Board has the power to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rate, sinking fund, liquidation, preferences and conversion rights for any series of preferred stock issued in the future. It is not possible to state the actual effect of the authorization of additional preferred stock upon the rights of holders of the common stock until the Board determines the specific rights of the holders of any additional series of preferred stock. The Board's authority to issue preferred stock provides a convenient vehicle in connection with possible acquisitions and other corporate purposes.

CERTAIN ANTI-TAKEOVER PROVISIONS

         Stockholders' rights and related matters are governed by Nevada corporate law, the Certificate and the Bylaws. Certain provisions of the Certificate and Bylaws which are summarized below may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

         The Bylaws provide that special meetings of stockholders may be called only by the Chief Executive Officer, Chairman of the Board of Directors or a majority of the Board of Directors. Stockholders do not have the ability to call a special meeting. If a stockholder wishes to propose an agenda item for consideration, he must give a brief description of each item and written notice to the Company not less than 60 nor more than 90 days prior to the meeting, or if less than 70 days prior disclosure of the meeting date is given within ten days of such disclosure, or such other period of time necessary to comply with applicable federal proxy solicitation rules or other regulations. Stockholders may need to present their proposals in advance of the time they receive their notice of meeting since the Company's Bylaws provide that notice of a stockholders' meeting must be given not less than ten or more than 60 days prior to the meeting date. If a stockholder wishes to nominate a candidate for director, a written notice setting forth designated information must be furnished within the same time restrictions as apply to stockholder proposals.

TRANSFER AGENT

         The Company's transfer agent is Holladay Stock Transfer located at 2939
N.  67th  Place,  Scottsdale,  AZ  85251.  All  inquiries  may be made at  (480)
481-3940.

                                  LEGAL MATTERS

         The legality of the securities offered hereby has been passed upon for the Company by Quarles & Brady Streich Lang LLP, One Renaissance Square, Two North Central Avenue, Phoenix, Arizona 85004.

                                     EXPERTS

         The financial statements as of March 31, 2002 and 2001 incorporated in this Prospectus have been audited by Robison, Hill & Co., certified public auditors, as stated in its reports, and have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The financial statements as of December 31, 2002 and for the nine months then ended are unaudited.

                          INDEPENDENT AUDITOR'S REPORT


Vapor Fuel Technologies, Inc.
(Formerly Achievement Investments)
(A Development Stage Company)


         We have audited the accompanying balance sheets of Vapor Fuel Technologies (formerly Achievement Investments) (a development stage company) as of March 31, 2002 and 2001, and the related statements of operations and cash flows for the two years ended March 31, 2002, and the statement of stockholders' equity for the period from August 4, 1998 (inception) to March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vapor Fuel Technologies (formerly Achievement Investments) (a development stage company) as of March 31, 2002 and 2001, and the results of its operations and its cash flows for the two years ended March 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                   Respectfully submitted


                                                    /s/ Robison, Hill & Co.
                                                    Certified Public Accountants

Salt Lake City, Utah
June 19, 2002

                          VAPOR FUEL TECHNOLOGIES, INC.
                       (Formerly Achievement Investments)
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                      March 31,           March 31,
                                                                 -------------------  ------------------
                                                                        2002                 2001
                                                                 -------------------  ------------------

ASSETS:
Fixed Assets
   Equipment                                                     $             8,500  $                -
   Leasehold Improvements                                                     22,000                   -
   Accumulated Depreciation                                                   (1,016)                  -
                                                                 -------------------  ------------------
      Net Fixed Assets                                                        29,484                   -

Other Assets
   Patent Pending                                                              8,615                   1
                                                                 -------------------  ------------------

        Total Assets                                             $            38,099  $                1
                                                                 ===================  ==================

LIABILITIES:
  Notes Payable                                                  $           216,978  $           56,000
  Accounts Payable                                                            34,634                  75
                                                                 -------------------  ------------------

        Total Liabilities                                                    251,612              56,075
                                                                 -------------------  ------------------

STOCKHOLDERS' EQUITY:
  Preferred Stock, par value $.001,
    Authorized 10,000,000 shares,
    -0- Shares Issued at March 31, 2002 and 2001                                   -                   -
  Common Stock, par value $.005,
    Authorized 20,000,000 shares,
    700,000 Shares Issued at March 31, 2002,
    and 500,000 at March 31, 2001                                              3,500               2,500
  Additional Paid-In Capital                                                  28,158              11,496
  Deficit Accumulated During the
      Development Stage                                                     (245,171)            (70,070)
                                                                 -------------------  ------------------

        Total Stockholders' Equity                                          (213,513)            (56,074)
                                                                 -------------------  ------------------

        Total Liabilities and
          Stockholders' Equity                                   $            38,099  $                1
                                                                 ===================  ==================

         The accompanying notes are an integral part of these financial statements.

                          VAPOR FUEL TECHNOLOGIES, INC.
                       (Formerly Achievement Investments)
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                                   Cumulative
                                                                                  since August
                                                                                     4, 1998
                                                 For the year ended               inception of
                                                      March 31,                    development
                                        -------------------------------------
                                               2002               2001                stage
                                        ------------------  -----------------   -----------------
Revenues:                               $                -  $               -   $               -

Expenses:
  Research & Development                           124,494             30,000             168,946
  General & Administrative                          38,557              1,074              55,179
                                        ------------------  -----------------   -----------------

Operating Income (Loss)                           (163,051)           (31,074)           (224,125)
                                        ------------------  -----------------   -----------------

Other Income (Expense)
  Interest                                         (12,050)            (3,895)            (21,046)
                                        ------------------  -----------------   -----------------

  Net Income (Loss)                     $         (175,101) $         (34,969)  $        (245,171)
                                        ==================  =================   =================

Basic & Diluted loss per share          $           (0.33)  $          (1.19)
                                        ==================  =================














         The accompanying notes are an integral part of these financial statements.

                          VAPOR FUEL TECHNOLOGIES, INC.
                       (Formerly Achievement Investments)
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
               SINCE AUGUST 4, 1998 (INCEPTION) TO MARCH 31, 2002

                                                                                                Deficit
                                                                                               Accumulated
                                                                                                 Since
                                                                                                August 4,
                                                                                                  1998
                                                                                   Additional  Inception of
                                           Preferred Stock        Common Stock       Paid-In    Development
                                          Shares     Value      Shares     Value     Capital      Stage
                                         --------   --------   --------   --------   --------    --------
Balance at August 4, 1998 (inception)        --     $   --         --     $   --     $   --      $   --

Net Loss                                     --         --         --         --         --          --
                                         --------   --------   --------   --------   --------    --------
Balance at March 31, 1999                    --         --         --         --         --          --

Net Loss                                     --         --         --         --         --       (35,101)
                                         --------   --------   --------   --------   --------    --------
Balance at March 31, 2000                    --         --         --         --         --       (35,101)

March 1, 2001 Shares Granted for
    Payment of Accounts Payable and
    Payment for Patent                       --         --      340,000      1,700       (700)       --

March 31, 2001 Shares Issued for
    Research & Development Expense           --         --       45,000        225      3,775        --

March 31, 2001 Shares Granted for
   Payment of Interest on Note Payable       --         --      115,000        575      8,421        --

                          VAPOR FUEL TECHNOLOGIES, INC.
                       (Formerly Achievement Investments)
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
               SINCE AUGUST 4, 1998 (INCEPTION) TO MARCH 31, 2002
                                   (Continued)

                                                                                                Deficit
                                                                                               Accumulated
                                                                                                 Since
                                                                                                August 4,
                                                                                                  1998
                                                                                   Additional  Inception of
                                           Preferred Stock        Common Stock       Paid-In    Development
                                          Shares     Value      Shares     Value     Capital      Stage
                                         --------   --------   --------   --------   --------    --------
Net Loss                                     --     $   --         --     $   --     $   --      $(34,969)
                                         --------   --------   --------   --------   --------    --------

Balance at March 31, 2001                    --         --      500,000      2,500     11,496     (70,070)

February 12, 2002 Shares Issued
     In Merger                                          --         --      200,000      1,000      16,662

Net Loss                                     --         --         --         --         --      (175,101)
                                         --------   --------   --------   --------   --------    --------

Balance at March 31, 2002                    --     $   --      700,000   $  3,500   $ 28,158    $(245,171)
                                         ========   ========   ========   ========   ========    ========



         The accompanying notes are an integral part of these financial statements.

                          VAPOR FUEL TECHNOLOGIES, INC.
                       (Formerly Achievement Investments)
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                       Cumulative
                                                                                                      Since August
                                                                                                         4, 1998
                                                                      For the years ended             Inception of
                                                                           March 31,                   Development
                                                              ------------------------------------
                                                                     2002              2001               Stage
                                                              ------------------ ----------------- -------------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                                      $         (175,101)$         (34,969)$          (245,171)
Adjustments to reconcile net loss to net
cash used in operating activities:
    Depreciation Expense                                                   1,016                 -               1,016
    Issuance of Stock for Expenses                                             -             4,999               4,999
    Issuance of Stock for Interest on Note Payable                             -             8,996               8,996
    General & Administrative Expenses
          Converted to Contributed Capital                                17,662                 -              17,662
Change in operating assets and liabilities:
    Increase (Decrease) in Accounts Payable                               34,559                75              34,634
    Accrued Interest on Notes Payable                                          -            (5,101)                  -
                                                              ------------------ ----------------- -------------------

Net Cash Used in Operating Activities                                   (121,864)          (26,000)           (177,864)
                                                              ------------------ ----------------- -------------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Purchase of Fixed Assets                                                 (30,500)                -             (30,500)
Purchase of Patent Pending                                                (8,614)                -              (8,614)
                                                              ------------------ ----------------- -------------------
Net cash provided by Investing Activities                                (39,114)                -             (39,114)
                                                              ------------------ ----------------- -------------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from Notes Payable                                              160,978            26,000             216,978
                                                              ------------------ ----------------- -------------------
Net Cash Provided by Financing Activities                                160,978            26,000             216,978
                                                              ------------------ ----------------- -------------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                                                    -                 -                   -
Cash and Cash Equivalents
  at Beginning of Period                                                       -                 -                   -
                                                              ------------------ ----------------- -------------------
Cash and Cash Equivalents
  at End of Period                                            $                  $-                $ -                  -
                                                              ================== ================= ===================

                          VAPOR FUEL TECHNOLOGIES, INC.
                       (Formerly Achievement Investments)
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (Continued)


                                                                                                       Cumulative
                                                                                                      Since August
                                                                                                         4, 1998
                                                                      For the years ended             Inception of
                                                                           March 31,                   Development
                                                              ------------------------------------
                                                                    2002               2001               Stage
                                                              -----------------  ----------------- -------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                    $               -  $              -  $                 -
  Franchise and income taxes                                  $               -  $              -  $                 -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
Stock Issued for Patent                                       $               -  $              1  $                 1























         The accompanying notes are an integral part of these financial statements.

                          VAPOR FUEL TECHNOLOGIES, INC.
                       (Formerly Achievement Investments)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED MARCH 31, 2002 AND 2001

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN

         The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

         Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company has incurred net losses of approximately $175,000 for the year ended March 31, 2002, $35,000 for the year ended March 31, 2001, and $245,000 since inception. The Company also had a working capital deficit of approximately $214,000 and $56,000 as of March 31, 2002 and 2001, respectively. The Company will require additional financing in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

         The Company's future capital requirements will depend on numerous factors, including, but not limited to, continued progress in developing its products, and market penetration.

         These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern." While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

         If the Company were unable to continue as a "going concern," then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Organization and Basis of Presentation

         The Company was incorporated under the laws of the State of Oregon on August 4, 1998. Since August 4, 1998, the Company has been in the development stage, and has not commenced planned principal operations.

                          VAPOR FUEL TECHNOLOGIES, INC.
                       (Formerly Achievement Investments)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED MARCH 31, 2002 AND 2001
                                   (Continued)

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN (continued)

         On February 12, 2002, the Company merged with Achievement Investments (Achievement), a Nevada corporation. The merger was accounted for as a reverse merger, with the Company being treated as the acquiring entity for financial reporting purposes. In connection with this merger, Achievement issued 500,000 shares of common stock in exchange for the assets and liabilities of the Company. As a result of the merger, the Company became a Nevada corporation, and changed its name to Vapor Fuel Technologies, Inc.

         The merger was recorded as a recapitalization. In connection with this recapitalization, the number of shares outstanding prior to the merger have been restated to their post merger equivalents (increased from 11,000 shares to 500,000). All references in the accompanying financial statements to the number of Common shares and per-share amounts for 2002 and 2001 have been restated to reflect the equivalent number of post merger shares.

Nature of Business

         The Company had no products or services as of March 31, 2002. The Company was organized as a vehicle to research and develop alternative fuel systems and fuel efficiency enhancement systems for the internal combustion engine.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies for Vapor Fuel Technologies, Inc. (formerly Achievement Investments) (a development stage company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts

                          VAPOR FUEL TECHNOLOGIES, INC.
                       (Formerly Achievement Investments)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED MARCH 31, 2002 AND 2001
                                   (Continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Compensation for Non-Employees

         The Company accounts for the fair value of its stock compensation grants for non-employees in accordance with FASB Statement 123. The fair value of each grant is equal to the market price of the Company's stock on the date of grant if an active market exists or at a value determined in an arms length negotiation between the Company and the non-employee.

Loss per Share

         The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                              Income              Shares             Per-Share
                                                           (Numerator)         (Denominator)           Amount

                                                                     For the year ended March 31, 2002
BASIC LOSS PER SHARE
Loss to common shareholders                             $         (175,101)             526,301  $           (0.33)
                                                        ==================  ===================  ==================

                                                                     For the year ended March 31, 2001
BASIC LOSS PER SHARE
Loss to common shareholders                             $          (34,969)              29,315  $           (1.19)
                                                        ==================  ===================  ==================

         The  effect  of   outstanding   common  stock   equivalents   would  be
anti-dilutive for March 31, 2002 and 2001 and are thus not considered.

Concentration of Credit Risk

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

                          VAPOR FUEL TECHNOLOGIES, INC.
                       (Formerly Achievement Investments)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED MARCH 31, 2002 AND 2001
                                   (Continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Depreciation

         Office furniture, equipment and leasehold improvements are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated economic useful lives of the related assets as follows:

                  Equipment                                   5-  7 years
                  Leasehold improvements                      8-15 years

         Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

NOTE 3 - INCOME TAXES

         As of March 31, 2002, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $245,000 that may be offset against future taxable income through 2022. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance that the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE 4 - DEVELOPMENT STAGE COMPANY

         The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 5 - COMMITMENTS

         As of March 31, 2002 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

                          VAPOR FUEL TECHNOLOGIES, INC.
                       (Formerly Achievement Investments)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED MARCH 31, 2002 AND 2001
                                   (Continued)

NOTE 6- NOTES PAYABLE FROM SHAREHOLDERS

         The Company has borrowed money from shareholders in order to pay various expenses. Per the promissory notes, amounts due to the shareholders are non-interest bearing, unsecured and payable at anytime the shareholders desire. For purposes of these financial statements interest has been calculated at an imputed interest rate of 10 percent for the years ending March 31, 2002 and 2001. As of March 31, 2002, the Company owes $216,978 relating to these notes.

NOTE 7 - STOCK ISSUANCE

         On March 1, 2001, the Board of Directors granted 340,000 shares for payment of accounts payable of $999 and $1 for acquisition of a patent.

         On March 31, 2001, the Board of Directors granted 45,000 shares for payment of research & development in the amount of $4,000, and 115,000 shares for payment of interest of $8996 on notes payable.

NOTE 8 - PATENTS PENDING

         During the year ended March 31, 2001, the Company acquired a patent in exchange for 340 shares of common stock valued at $1. This patent is for a vapor system of fuel efficiency in an internal combustion engine.

         During the year ended March 31, 2002, the Company filed patent applications covering certain technology related to "Vaporcarb." Vaporcarb is a fuel saving device that is designed to replace current fuel injection and carburetion units on gas combustion automobiles. Vaporcarb is currently under development. The total amount expended on the patent applications as of March 31, 2002 was $8,614.

NOTE 9 - RELATED PARTY TRANSACTIONS

         The Company pays an officer $10,000 per month for rent of research and development facilities and research and development consulting.

                          VAPOR FUEL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                               (Unaudited)
                                                                                December 31,         March 31,
                                                                                    2002                2002
                                                                             ------------------  ------------------
ASSETS:
Fixed Assets
   Equipment                                                                 $           14,156  $            8,500
   Leasehold Improvements                                                                22,000              22,000
   Accumulated Depreciation                                                              (4,649)             (1,016)
                                                                             ------------------  ------------------
     Net Fixed Assets                                                                    31,507              29,484

Other Assets
   Patent Pending                                                                         8,850               8,615
                                                                             ------------------  ------------------

       Total Assets                                                          $           40,357  $           38,099
                                                                             ==================  ==================

Liabilities:
   Notes Payable                                                             $          333,690  $          216,978
   Accounts Payable                                                                      50,294              34,634
                                                                             ------------------  ------------------

       Total Liabilities                                                                383,984             251,612
                                                                             ------------------  ------------------

Stockholders' Equity:
  Preferred Stock, par value $.001,
    Authorized 10,000,000 shares,
    -0- Shares Issued at December 31, 2002
    and March 31, 2002                                                                        -                   -
  Common Stock, par value $.005,
    Authorized 20,000,000 shares
    700,000 Shares Issued at December 31, 2002
    and March 31, 2002                                                                    3,500               3,500
  Contributed Capital                                                                    48,899              28,158
  Deficit Accumulated During the
    Development Stage                                                                  (396,026)           (245,171)
                                                                             ------------------  ------------------

       Total Stockholders' Equity                                                      (343,627)           (213,513)
                                                                             ------------------  ------------------

       Total Liabilities and
         Stockholders' Equity                                                $           40,357  $           38,099
                                                                             ==================  ==================

         The accompanying notes are an integral part of these financial statements.

                          VAPOR FUEL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                                  (Unaudited)



                                                                                                     Cumulative
                                                                                                    since August
                                                                                                       4, 1998
                                          For the three months           For the nine months        inception of
                                           ended December 31,            ended December 31,          development
                                      ----------------------------  -----------------------------
                                           2002          2001            2002           2001            stage
                                      -------------- -------------  -------------- -------------- -----------------
Revenues:                             $            - $           -  $            - $            - $               -

Expenses:
  Research & Development                      32,908        35,000          95,673         87,452           264,619
  General & Administrative                    18,013        16,505          34,440         19,120            89,619
                                      -------------- -------------  -------------- -------------- -----------------

Operating Income (Loss)                      (50,921)      (51,505)       (130,113)      (106,572)         (354,238)
                                      -------------- -------------  -------------- -------------- -----------------

Other Income (Expense)
  Interest                                    (8,112)       (3,191)        (20,742)        (7,298)          (41,788)
                                      -------------- -------------  -------------- -------------- -----------------

  Net Income (Loss)                   $      (59,033)$     (54,696) $     (150,855)$     (113,870)$        (396,026)
                                      ============== =============  ============== ============== =================

Basic & Diluted loss per share        $       (0.08) $      (0.11)  $       (0.21) $       (0.23)
                                      ============== =============  ============== ==============


















         The accompanying notes are an integral part of these financial statements.

                          VAPOR FUEL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                                                     Cumulative
                                                                                                    Since August
                                                                                                      4, 1998
                                                                 For the Nine Months Ended          Inception of
                                                                        December 31,                Development
                                                            ------------------------------------
                                                                  2002               2001              Stage
                                                            ----------------- ------------------ ------------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                                    $        (150,855)$         (113,870)$         (396,026)

Adjustments to reconcile net loss to
net cash used in operating activities:
    Depreciation                                                        3,633                  -              4,649
    Issuance of Stock for Expenses                                          -                  -              4,999
    Issuance of Stock for Interest on Note Payable                          -                  -              8,996
    Imputed Interest Converted to Contributed
       Capital                                                         20,742              9,463             38,404

Change in operating assets and liabilities:
    Increase (Decrease) in Accounts Payable                            15,659             16,955             50,294
                                                            ----------------- ------------------ ------------------

Net Cash Used in operating activities                                (110,821)           (87,452)          (288,684)
                                                            ----------------- ------------------ ------------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Purchase of Fixed Assets                                               (5,656)                 -            (36,156)
Purchase of Patent                                                       (235)            (7,000)            (8,850)
                                                            ----------------- ------------------ ------------------

  Net cash provided by investing activities                            (5,891)            (7,000)           (45,006)
                                                            ----------------- ------------------ ------------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from Notes Payable                                           116,712             94,452            333,690
                                                            ----------------- ------------------ ------------------
Net Cash Provided by
  Financing Activities                                                116,712             94,452            333,690
                                                            ----------------- ------------------ ------------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                                                 -                  -                  -
Cash and Cash Equivalents
  at Beginning of Period                                                    -                  -                  -
                                                            ----------------- ------------------ ------------------
Cash and Cash Equivalents
  at End of Period                                          $               - $                - $                -
                                                            ================= ================== ==================

                          VAPOR FUEL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                                                     Cumulative
                                                                                                    Since August
                                                                                                      4, 1998
                                                                 For the Nine Months Ended          Inception of
                                                                        December 31,                Development
                                                            ------------------------------------
                                                                  2002               2001              Stage
                                                            ----------------- ------------------ ------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                  $               - $               -  $                -
  Franchise and income taxes                                $               - $               -  $               75

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
Stock Issued for Patent                                     $               - $               -  $                1
























         The accompanying notes are an integral part of these financial statements.

                          VAPOR FUEL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN

         The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern," which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

         Several conditions and events cast doubt about the Company's ability to continue as a "going concern." The Company has incurred net losses of approximately $59,000 for the three months ended December 31, 2002, $55,000 for the three months ended December 31, 2001, and $396,000 since inception. The Company also had a working capital deficit of approximately $344,000 and $214,000 as of December 31, 2002 and March 31, 2002, respectively. The Company will require additional financing in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

         The Company's future capital requirements will depend on numerous factors, including, but not limited to, continued progress in developing its products, and market penetration.

         These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern.. While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

         If the Company were unable to continue as a "going concern," then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Organization and Basis of Presentation

         The Company was incorporated under the laws of the State of Oregon on August 4, 1998. Since August 4, 1998, the Company has been in the development stage, and has not commenced planned principal operations.

         On February 12, 2002, the Company merged with Achievement Investments (Achievement), a Nevada corporation. The merger was accounted for as a reverse merger, with the Company being treated as the acquiring entity for financial reporting purposes. In connection with this merger, Achievement issued 500,000 shares of common stock in exchange for the assets and liabilities of the Company. As a result of the merger, the Company became a Nevada corporation, and changed its name to Vapor Fuel Technologies, Inc.

                          VAPOR FUEL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                                   (Continued)

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN (continued)

         The merger was recorded as a recapitalization. In connection with this recapitalization, the number of shares outstanding prior to the merger have been restated to their post merger equivalents (increased from 11,000 shares to 500,000). All references in the accompanying financial statements to the number of Common shares and per-share amounts for 2002 and 2001 have been restated to reflect the equivalent number of post merger shares.

Nature of Business

         The Company has no products or services as of December 31, 2002. The Company was organized as a vehicle to research and develop alternative fuel systems and fuel efficiency enhancement systems for the internal combustion engine.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies for Vapor Fuel Technologies, Inc. (a development stage company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Interim Reporting

         The unaudited financial statements as of December 31, 2002 and for the three and nine months then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the three and nine months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          VAPOR FUEL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                                   (Continued)

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Compensation for Non-Employees

         The Company accounts for the fair value of its stock compensation grants for non-employees in accordance with FASB Statement 123. The fair value of each grant is equal to the market price of the Company's stock on the date of grant if an active market exists or at a value determined in an arms length negotiation between the Company and the non-employee.

Loss per Share

         The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                              Income              Shares            Per-Share
                                                           (Numerator)         (Denominator)           Amount

                                                               For the Three Months Ended December 31, 2002
BASIC LOSS PER SHARE
Loss to common shareholders                             $          (59,033)             700,000  $           (0.08)
                                                        ==================  ===================  ==================

                                                               For the Three Months Ended December 31, 2001
BASIC LOSS PER SHARE
Loss to common shareholders                             $          (54,696)             500,000  $           (0.11)
                                                        ==================  ===================  ==================

                                                                For the Nine Months Ended December 31, 2002
BASIC LOSS PER SHARE
Loss to common shareholders                             $         (150,855)             700,000  $           (0.21)
                                                        ==================  ===================  ==================

                                                                For the Nine Months Ended December 31, 2001
BASIC LOSS PER SHARE
Loss to common shareholders                             $         (113,870)             500,000  $           (0.23)
                                                        ==================  ===================  ==================

         The  effect  of   outstanding   common  stock   equivalents   would  be
anti-dilutive for December 31, 2002 and 2001 and are thus not considered.

Concentration of Credit Risk

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

                          VAPOR FUEL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                                   (Continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassification

         Certain   reclassifications  have  been  made  in  the  2001  financial statements to conform with the December 31, 2002 presentation.

Depreciation

         Office furniture, equipment and leasehold improvements are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated economic useful lives of the related assets as follows:

                  Equipment                                   5  -  7 years
                  Leasehold improvements                      8  -15 years

         Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

NOTE 3 - INCOME TAXES

         As of December 31, 2002, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $396,000 that may be offset against future taxable income through 2022. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance that the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

NOTE 4 - DEVELOPMENT STAGE COMPANY

         The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

                          VAPOR FUEL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                                   (Continued)

NOTE 5 - COMMITMENTS

         As of December 31, 2002 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 6- NOTES PAYABLE FROM SHAREHOLDERS

         The Company has borrowed money from a shareholder in order to pay general and administrative expenses. Per the promissory notes, amounts due to the shareholders are non-interest bearing, unsecured and payable at anytime the shareholders desire. For purposes of these financial statements interest has been calculated at an imputed interest rate of 10 percent for the periods ending December 31, 2002 and March 31, 2002. As of December 31, 2002 and March 31, 2002, the Company owed $333,690 and $216,978, respectively, relating to these notes.

NOTE 7 - PATENTS PENDING

         During the year ended March 31, 2001, the Company acquired a patent in exchange for 340 shares of common stock valued at $1. This patent is for a vapor system of fuel efficiency in an internal combustion engine.

         During the year ended March 31, 2002, the Company filed patent applications covering certain technology related to "Vaporcarb." Vaporcarb is a fuel saving device that is designed to replace current fuel injection and carburetion units on gas combustion automobiles. Vaporcarb is currently under development. The total amount expenses on the patent applications as of December 31, 2002 was $8,850.

NOTE 8 - RELATED PARTY TRANSACTIONS

         The Company pays an officer $10,000 per month for rent of research and development facilities and research and development consulting.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.
                                _______________

                                TABLE OF CONTENTS
                                                                            PAGE
AVAILABLE INFORMATION                                                          3

INCORPORATION BY REFERENCE                                                     3

PROSPECTUS SUMMARY                                                             4

RISK FACTORS AND INVESTMENT CONSIDERATIONS                                     7

DETERMINATION OF OFFERING PRICE                                               10

MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS                         10

USE OF PROCEEDS                                                               11

SELECTED FINANCIAL DATA                                                       11

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS                13

BUSINESS                                                                      15

MANAGEMENT                                                                    18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                19

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS                           19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                20

SELLING SHAREHOLDERS                                                          21

PLAN OF DISTRIBUTION                                                          23

DESCRIPTION OF SECURITIES                                                     24

LEGAL MATTERS                                                                 25

EXPERTS                                                                       25

               VAPOR FUEL TECHNOLOGIES, INC.




                      200,000 SHARES
                      $.005 PAR VALUE




                        PROSPECTUS













                  _________________, 2003

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

ARTICLE TWELFTH of the Amended and Restated Articles of Incorporation of the Registrant provides as follows:

         No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE XI of the Bylaws of the Registrant provide as follows:

         Section 43. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

         (a.) Directors Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

         (b.) Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Nevada General Corporation Law.

         (c.) Expense. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

         Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

         (d.) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor.

The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Nevada General
Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

         (e.) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada General Corporation Law.

         (f.) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (g.) Insurance. To the fullest extent permitted by the Nevada General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

         (h.) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

         (i.) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

         (j.) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

                  (i.) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                  (ii.) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

                  (iii.) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (iv.) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  (v.) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

         Section 78.7502 of the Nevada Revised Statutes allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for any action taken, or any failure to take any action, as a director, except for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of 78.138 or an intentional violation of criminal law.

         Section 78.7502, et seq. of the Nevada Revised Statutes provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         The Registrant has included in its Articles of Incorporation a provision limiting director liability in accordance with the statute.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated costs and expenses of the Company in connection with the offering described in the Registration Statement.

Securities and Exchange Commission Registration Fee               $          92
Legal Fees and Expenses                                                  20,000
Accounting Fees and Expenses                                             20,000
Other Expenses                                                            1,000
                                                                  -------------
Total Expenses                                                       $   41,092
                                                                  =============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         On February 12, 2002, VFT, Inc., an Oregon corporation merged into Achievement Investments, a Nevada corporation which had no business operations prior to the merger. Achievement Investments, as the surviving corporation, changed its name to Vapor Fuel Technologies, Inc. In the merger, Achievement Investments issued 500,000 shares of its $0.005 par value common stock to the five shareholders of VFT, Inc. in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

         In March 2001, VFT, Inc. issued 1,000 shares of its common stock to Raymond Bushnell in consideration of research and development services provided by Mr. Bushnell through his engineering company, Bushnell Engineering, Inc., in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act, as amended.

         Also in March 2001, VFT, Inc. issued 10,000 shares of its common stock in its initial capitalization to Bruce Langston (5,500 shares), Floyd Hambelton (2,500 shares), the Suki Family Trust (1,000 shares), and Gary Van Norman (1,000 shares) in exchange for payment on behalf of the corporation of initial incorporation costs, transfer of intellectual property and past administrative services provided to the corporation. Although incorporated in August 1998, the corporation had no shareholders, directors, officers or business operations until its March 2001 initial capitalization. The shares issued in the corporation's initial capitalization were issued in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act, as amended.

ITEM 27.  EXHIBITS

EXHIBIT NUMBER     DESCRIPTION                                                       REFERENCE
---------------    --------------------------------------------------------------    ---------------------------------
     2.1           Merger Agreement among Registrant, VFT, Inc., an Oregon           Filed with Current Report on
                   corporation, and its shareholders                                 Form 8-K, filed on February 19, 2002.

     3.1           Amended and Restated Articles of Incorporation of                 Filed with Current Report on
                   Registrant, dated February 12, 2002                               Form 8-K, filed on February 19, 2002.

     3.2           Amended and Restated By-laws of Registrant                        Filed with Current Report on
                                                                                     Form 8-K, filed on February 19, 2002.

     5.1           Opinion of Quarles & Brady Streich Lang LLP as to the             Filed herewith.
                   legality of securities being registered (includes consent)

     23.1          Consent of Robison, Hill & Co.                                    Filed herewith.

     23.2          Consent of Quarles & Brady Streich Lang LLP (see 5.1)             Filed herewith.

ITEM 28.  UNDERTAKINGS

(a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) For determining any liability under the Securities Act of 1933 (the "Securities Act"), to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e) Request for acceleration of effective date:

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) Reliance on Rule 430A:

         (1) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(I), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offering in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beavercreek, Oregon on March 27, 2003.

                               VAPOR FUEL TECHNOLOGIES, INC.,
                               a Nevada corporation


                               /s/ C. Thomas Davis
                               -------------------
                               C.  Thomas   Davis,   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature and Title                                          Date


   /s/ C. Thomas Davis                                       March 27, 2003
-----------------------------------------------------
C. Thomas Davis, Director and Chief Executive Officer


   /s/ Raymond B. Bushnell                                   March 27, 2003
-----------------------------------------------------
Raymond B. Bushnell, Director and President


   /s/ Floyd Hambelton                                       March 27, 2003
-----------------------------------------------------
Floyd Hambelton, Director


   /s/ Larry Chace                                           March 27, 2003
-----------------------------------------------------
Larry Chace, Secretary and Treasurer






                                       S-1